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                                                                 EXHIBIT 5(g)(i)



Filed with Post-Effective Amendment No. 6 to this
Registration Statement on Form N-4 on April 1, 1988.
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                   [LOGO OF METROPOLITAN LIFE APPEARS HERE]

                      METROPOLITAN LIFE INSURANCE COMPANY
                A Mutual Company Incorporated in New York State
                  One Madison Avenue-New York, New York 10010


                   EMPLOYER UTILIZATION REQUEST FOR VESTMET



Name of Employer    ______________________________________________________

                    ______________________________________________________

Address of Employer ______________________________________________________

                    ______________________________________________________

                    City __________________ State _____________ Zip ______


I request that any eligible employees be permitted to become participants under Metropolitan's Multifunded Annuity Contract ("the Contract") if they choose and for this purpose the Metropolitan Group Annuity Contracts Trust ("the Trust") may be utilized.

I have received the following documents:

(1) A specimen copy of the Contract issued by Metropolitan to the Trustee of the Trust which describes the rights of persons participating in the Contract; and

(2)  A copy of the Multifunded Annuity (VestMet) prospectus dated April 30, 1987

I understand that no person, except an authorized officer of Metropolitan, has the authority to make or change any contract, to waive or alter any rights of Metropolitan, or to make any binding promises.

I understand that I am not the contractholder or a party to the contract. I have no rights or obligations under the contract and am not a sponsor of the contract. I am signing this agreement solely in order to allow Metropolitan to make a group contract available to my eligible employees.


__________________________                     ___________________________
Signature for the Employer                                Title

__________________________                     ___________________________
Date                                            City and State of Signing